Exhibit 99.1

Behringer Harvard REIT I, Inc. Becomes Self-Managed

DALLAS, September 6, 2012 – Behringer Harvard Holdings, LLC (Behringer Harvard) announced today that the board of directors of Behringer Harvard REIT I, Inc. (the REIT) and affiliates of Behringer Harvard, including Behringer Advisors, LLC, which was the REIT’s advisor, have entered into contractual arrangements, whereby the REIT became self-managed effective as of September 1, 2012.

Selected professionals previously employed on behalf of Behringer Advisors are now employed by the REIT. However, there will be no related changes to branding or the composition of the REIT’s executive management or board of directors. Operations will continue as usual, and this event is expected to be seamless for the REIT’s shareholders, their financial representatives, tenants at the office properties in the REIT’s portfolio and others doing business with the REIT.

Mr. Robert S. Aisner, who is the President and CEO of Behringer Harvard and the REIT, will remain CEO of the REIT. Mr. Scott W. Fordham will continue to serve as the Chief Operating and Financial Officer of the REIT and will continue to be supported by the existing executive management team, including: Mr. William J. Reister, Executive Vice President and Chief Investment Officer; Ms. Telisa Webb Schelin, Senior Vice President – Legal, General Counsel, and Secretary; Mr. Thomas P. Simon, Senior Vice President – Finance and Treasurer; and Mr. James E. Sharp, Chief Accounting Officer.

“In our ongoing efforts to maximize long-term shareholder value, we expect this change to provide the REIT with structural flexibility that will facilitate execution of a future liquidity event when market conditions are most conducive to that outcome,” said Mr. Aisner. “Combined with prior significant fee waivers by the sponsor, we also expect this new arrangement to benefit the financial operations of the REIT through substantial cost savings.”

HPT Management Services, LLC, which remains a business unit of Behringer Harvard under the direction of Mr. Gerald Oliver, will continue to provide property management services for most of the REIT’s assets under an amended property management agreement.

Many professionals who previously provided services on behalf of Behringer Advisors to the REIT will continue to fill similar roles as employees of the REIT, including members of the following departments: executive management, asset management, acquisitions and dispositions, financial reporting and accounting, legal, risk management, marketing and investor relations, and treasury and capital markets. A third-party service agreement with Behringer Advisors will supply the REIT with support for the management of other functions, including human resources, shareholder services and information technology.

The REIT owns 53 properties in 19 states and the District of Columbia, as of June 30, 2012. The REIT’s portfolio of more than 20 million square feet includes concentrations in the major markets of Chicago, Houston and Philadelphia.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information,

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contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 and in subsequent reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	David Nesmith Richards Partners for Behringer Harvard david_nesmith@richards.com 214.891.2864

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